Exhibit 99.1

Planar Announces Fiscal Fourth Quarter and Full Year 2010 Financial Results

Company reports revenue growth for the fourth quarter and full fiscal year

BEAVERTON, Ore. – November 9, 2010 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $48.2 million and GAAP net income per share of $0.06 in the fourth quarter ended September 24, 2010. On a Non-GAAP basis (see reconciliation table), income per share was $0.07 in the fourth quarter of fiscal 2010. Sales for fiscal year 2010 were $175.7 million and GAAP loss per share was $0.27. On a Non-GAAP basis loss per share was $0.08 in fiscal 2010.

“I am pleased with our financial results this quarter, as we were able to exceed our expectations and grow both revenue and profits compared to the same period last year”, said Gerry Perkel, Planar’s President and Chief Executive Officer. “In addition, we were able to increase our cash position since the end of last fiscal year, while continuing to drive focused investments in product development, sales and marketing to better position the Company for growth moving forward.”

SUMMARY OF KEY FINANCIAL INFORMATION

The following information summarizes some key financial measures for the Company at the end of the fourth quarter of fiscal 2010:

•	Tangible Net Worth of $62.1 million, representing a tangible book value of approximately $3.20 per share outstanding for the fourth quarter

•	Cash on hand totaled $31.7 million and increased $1.0 million from the beginning of the year

•	Non-GAAP EBITDA of $2.1 million for the fourth quarter

•	Net working capital totaled $57.1 million

•	DSO of 51 days for the fourth quarter

•	Current Ratio of 2.5 times

FOURTH QUARTER FISCAL 2010 RESULTS

The Company’s total sales for the fourth quarter of fiscal 2010 increased 8 percent sequentially and 7 percent compared with the same period a year ago. The increase from the previous year was primarily driven by higher demand for the Company’s custom digital signage and Electroluminescent (EL) displays, LCD video wall systems, and desktop monitors, partially offset by lower sales of high-end home and rear projection cube products. The Company continued to experience strong end-market demand for custom digital signage products used in both in-store retail networks and outdoor kiosk applications and also experienced higher sales of EL displays off an unusually low period in the fourth quarter of 2009. Sales of high-end home and rear projection cube products continued to be affected by the slow macro-economy.

The Company’s consolidated gross margins (on a Non-GAAP basis) were 26.6 percent in the fourth quarter of 2010 down slightly from 26.9 percent compared with the fourth quarter of 2009 and down over one percentage point from the third quarter of 2010 (see reconciliation table). The decrease in gross margin, as a percent of sales, from the previous year was primarily due to a less favorable product mix resulting from higher sales of lower margin desktop monitors and lower sales of higher margin command and control room rear projection cubes, partially offset by reductions in overall labor and overhead spending. Total operating expenses (on a Non-GAAP basis) for the fourth quarter of 2010 were flat with same quarter a year ago, with increases in research and development offset by lower spending in sales and marketing as well as general and administrative areas (see reconciliation table).

BUSINESS OUTLOOK

Looking forward, the Company continues to explore various opportunities to grow revenues. These opportunities include, but are not limited to, applications for indoor and outdoor digital signage displays. Digital signage opportunities such as, outdoor ruggedized custom displays, touch applications, large venue viewing, also represent growing markets in the US, Europe and in Asia.

For fiscal year 2011, the Company expects to see a seasonal sales pattern similar to the last few years, with stronger revenue performance in the second half of the fiscal year when compared to the first half. Profitability in fiscal 2011 is difficult to predict as the Company evaluates opportunities to expend additional resources in pursuit of growth. In the short term, the Company currently anticipates revenue in the range of $40-42 million in the first quarter of fiscal 2011 and a Non-GAAP loss between $0.04 and $0.06 per share.

Results of operations and the business outlook will be discussed in a conference call today, November 9, 2010, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until December 9, 2010. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to the Company’s expected levels of revenue and Non-GAAP income for the first quarter of fiscal 2011 and fiscal 2011 and the other statements made under the heading “Business Outlook,”. These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; the extent and timing of any additional expenditures by the Company to address business growth opportunities; any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue; adverse impacts on the Company or its operations relating to or arising from difficulties in obtaining necessary financing; changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners or other interruptions in the supply of components the Company incorporates in its finished goods; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS: Pippa Edelen Planar Systems, Inc. 503.748.5868 pippa.edelen@planar.com	INVESTOR CONTACTS: Ryan Gray Planar Systems, Inc. 503.748.8911 ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude share-based compensation and the requirements of Topic 718 of the FASB Accounting Standards CodificationTM, “Compensation-Stock Compensation”. The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets, the gain or loss on foreign currency due to the non-cash nature of the charge, and various other adjustments. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the Non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	Sept. 24, 2010	Sept. 25, 2009	Sept. 24, 2010	Sept. 25, 2009
Sales	$48,193	$45,206	$175,668	$174,931
Cost of Sales	35,408	33,095	131,201	128,643

Gross Profit	12,785	12,111	44,467	46,288

Operating Expenses:
Research and development, net	3,061	2,436	10,515	9,851
Sales and marketing	4,883	5,476	22,062	23,885
General and administrative	3,780	4,228	16,061	19,566
Amortization of intangible assets	604	622	2,470	2,686
Impairment and restructuring charges	—	—	3,388	1,867
Gain on sale of assets	—	—	—	(8,361)

Total Operating Expenses	12,328	12,762	54,496	49,494

Income (Loss) from operations	457	(651)	(10,029)	(3,206)

Non-operating income (expense):
Interest, net	(55)	(6)	(62)	(67)
Foreign exchange, net	(744)	(739)	1,618	(311)
Other, net	82	60	293	237

Net non-operating income (expense)	(717)	(685)	1,849	(141)

Income (loss) before taxes	(260)	(1,336)	(8,180)	(3,347)
Provision (benefit) for income taxes	(1,336)	(1,047)	(3,075)	77

Net Income (loss)	$1,076	$(289)	$(5,105)	$(3,424)

Net Income (loss) per share - basic	$0.06	($0.02)	($0.27)	($0.19)
Weighted average shares outstanding - basic	19,119	18,594	18,954	18,410

Net Income (loss) per share - diluted	$0.06	($0.02)	($0.27)	($0.19)
Weighted average shares outstanding - diluted	19,404	18,594	18,954	18,410

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

(unaudited)

	Sept. 24, 2010	Sept. 25, 2009
ASSETS
Cash	$31,709	$30,722
Accounts receivable, net	27,010	26,561
Inventories	33,397	30,399
Other current assets	3,924	4,484

Total current assets	96,040	92,166

Property, plant and equipment, net	5,347	7,237
Goodwill	—	3,428
Intangible assets, net	3,253	5,723
Other assets	3,794	2,408

	$108,434	$110,962

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	16,130	9,837
Current portion of capital leases	4	115
Deferred revenue	1,611	1,571
Other current liabilities	21,207	22,576

Total current liabilities	38,952	34,099

Other long-term liabilities	4,106	5,452

Total liabilities	43,058	39,551

Common stock	180,289	178,644
Retained earnings (deficit)	(112,886)	(107,210)
Accumulated other comprehensive loss	(2,027)	(23)

Total shareholders’ equity	65,376	71,411

	$108,434	$110,962

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	Sept. 24, 2010	Sept. 25, 2009
Gross Profit:
GAAP Gross Profit	12,785	12,111

Share-based Compensation	21	54

Total Non-GAAP adjustments	21	54

NON-GAAP GROSS PROFIT	12,806	12,165

NON-GAAP GROSS PROFIT PERCENTAGE	26.6%	26.9%

Research and Development:
GAAP research and development expense	3,061	2,436

Share-based Compensation	(56)	(54)

Total Non-GAAP adjustments	(56)	(54)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	3,005	2,382

Sales and Marketing:
GAAP sales and marketing expense	4,883	5,476

Share-based Compensation	(63)	(223)

Total Non-GAAP adjustments	(63)	(223)

NON-GAAP SALES AND MARKETING EXPENSE	4,820	5,253

General and Administrative:
GAAP General and Administrative Expense	3,780	4,228

Share-based Compensation	(190)	(462)

Total Non-GAAP adjustments	(190)	(462)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	3,590	3,766

Operating Expenses:
GAAP Total Operating Expenses	12,328	12,762

Share-based Compensation	(309)	(739)
Amortization of intangible assets	(604)	(622)

Total Non-GAAP adjustments	(913)	(1,361)

NON-GAAP TOTAL OPERATING EXPENSES	11,415	11,401

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	Sept. 24, 2010	Sept. 25, 2009
Income (Loss) from Operations:
GAAP income (loss) from operations	457	(651)

Share-based Compensation	330	793
Amortization of intangible assets	604	622

Total Non-GAAP adjustments	934	1,415

NON-GAAP INCOME FROM OPERATIONS	1,391	764

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(260)	(1,336)

Share-based Compensation	330	793
Amortization of intangible assets	604	622
Foreign Exchange, net	744	739

Total Non-GAAP adjustments	1,678	2,154

NON-GAAP INCOME (LOSS) BEFORE TAXES	1,418	818

Depreciation	687	1,131

NON-GAAP EBITDA	2,105	1,949

Net Income (Loss):
GAAP Net Income (loss)	1,076	(289)

Share-based Compensation	330	793
Amortization of intangible assets	604	622
Foreign Exchange, net	744	739
Income tax effect of reconciling items	(1,479)	(1,130)

Total Non-GAAP adjustments	199	1,024

NON-GAAP NET INCOME	1,275	735

GAAP weighted average shares outstanding—basic	19,119	18,594
GAAP weighted average shares outstanding—diluted	19,404	19,042

GAAP Net Income (Loss) per share - basic	$0.06	($0.02)
Non-GAAP adjustments detailed above	0.01	0.06
NON-GAAP NET INCOME PER SHARE (basic)	$0.07	$0.04

GAAP Net Income (Loss) per share - diluted	$0.06	($0.02)
Non-GAAP adjustments detailed above	0.01	0.06
NON-GAAP NET INCOME PER SHARE (diluted)	$0.07	$0.04

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the twelve months ended
	Sept. 24, 2010	Sept. 25, 2009
Gross Profit:
GAAP Gross Profit	44,467	46,288

Share-based Compensation	162	159

Total Non-GAAP adjustments	162	159

NON-GAAP GROSS PROFIT	44,629	46,447

NON-GAAP GROSS PROFIT PERCENTAGE	25.4%	26.6%

Research and Development:
GAAP research and development expense	10,515	9,851

Share-based Compensation	(233)	(263)

Total Non-GAAP adjustments	(233)	(263)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	10,282	9,588

Sales and Marketing:
GAAP sales and marketing expense	22,062	23,885

Share-based Compensation	(472)	(1,483)

Total Non-GAAP adjustments	(472)	(1,483)

NON-GAAP SALES AND MARKETING EXPENSE	21,590	22,402

General and Administrative:
GAAP General and Administrative Expense	16,061	19,566

Share-based Compensation	(776)	(3,074)

Total Non-GAAP adjustments	(776)	(3,074)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	15,285	16,492

Operating Expenses:
GAAP Total Operating Expenses	54,496	49,494

Share-based Compensation	(1,481)	(4,820)
Amortization of intangible assets	(2,470)	(2,686)
Impairment and restructuring charges	(3,388)	(1,867)
Gain on sale of assets	—	8,361

Total Non-GAAP adjustments	(7,339)	(1,012)

NON-GAAP TOTAL OPERATING EXPENSES	47,157	48,482

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the twelve months ended
	Sept. 24, 2010	Sept. 25, 2009
Income (Loss) from Operations:
GAAP income (loss) from operations	(10,029)	(3,206)

Share-based Compensation	1,643	4,979
Amortization of intangible assets	2,470	2,686
Impairment and restructuring charges	3,388	1,867
Gain on sale of assets	—	(8,361)

Total Non-GAAP adjustments	7,501	1,171

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(2,528)	(2,035)

Income (Loss) before taxes & EBITDA:
GAAP income (loss) before taxes	(8,180)	(3,347)

Share-based Compensation	1,643	4,979
Amortization of intangible assets	2,470	2,686
Impairment and restructuring charges	3,388	1,867
Gain on sale of assets	—	(8,361)
Foreign Exchange, net	(1,618)	311

Total Non-GAAP adjustments	5,883	1,482

NON-GAAP INCOME (LOSS) BEFORE TAXES	(2,297)	(1,865)

Depreciation	2,977	3,074

NON-GAAP EBITDA	680	1,209

Loss from continuing operations:
GAAP net loss	(5,105)	(3,424)

Share-based Compensation	1,643	4,979
Amortization of intangible assets	2,470	2,686
Impairment and restructuring charges	3,388	1,867
Gain on sale of assets	—	(8,361)
Foreign Exchange, net	(1,618)	311
Income tax effect of reconciling items	(2,214)	776

Total Non-GAAP adjustments	3,669	2,258

NON-GAAP NET LOSS	(1,436)	(1,166)

GAAP weighted average shares outstanding—basic and diluted	18,954	18,410

GAAP net loss per share (basic and diluted)	($0.27)	($0.19)
Non-GAAP adjustments detailed above	0.19	0.13
NON-GAAP NET LOSS PER SHARE (basic and diluted)	($0.08)	($0.06)